TRISM, INC.
                    OFFICER'S CERTIFICATE


     The undersigned James G. Overley (i) hereby certifies that he is the duly elected Senior Vice President of Finance and Treasurer of TRISM, Inc., a Delaware corporation (the "Company"), and that he is authorized to execute and deliver this Certificate in the name and on behalf of the Company and (ii) as required by Sections 501 and 1209 of the Indenture, dated as of December 15, 1993, among the Company, as Issuer, the Guarantors named therein and First Trust National Association, as Trustee, as amended (the "Indenture"), hereby certifies as follows (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture):


     (1) On June 10, 1999, the Board of Directors of the Company determined that the Company will not make the June 15, 1999 interest payment aggregating $4.6 million on its 10 3/4% Senior Subordinated Notes due 2000 issued pursuant to the Indenture (the "Notes").

     (2) Failure to timely make such payment constitutes a Default under the Indenture.

     (3) The Company has commenced discussions with representatives of certain holders of the Notes seeking to effectuate a consensual restructuring of the obligations thereunder. It is anticipated that such restructuring would not affect the operations of the Company, and that all of the Company's trade and leasing obligations would be paid in accordance with their terms.

     IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of June, 1999.


                              TRISM, INC.

                              By: /s/ James G. Overley
                                   James G. Overley
                                   Senior Vice President of
                                   Finance and Treasurer